008 attachment.
10/31/02 Annual.

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:


72DD1	(000s omitted)

Class A		29,019
Class B		5,059
Class C		189

72DD2	(000s omitted)

Class M		346
Class Y		2,166

73A1

Class A		0.622
Class B		0.519
Class C		0.520

73A2

Class M		0.552
Class Y		0.657

74U1	(000s omitted)

Class A		43,996
Class B		8,757
Class C		326

74U2  (000s omitted)

Class M		561
Class Y		2,995

74V1

Class A		12.32
Class B		12.14
Class C		12.27

74V2

Class M		12.24
Class Y		12.32